Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of North American Palladium Ltd.

We consent to the inclusion in this annual report on Form 40-F of:

  •
  our auditors' report dated March 29, 2010 on the consolidated balance sheets of North American Palladium Ltd. ("the Company") as at December 31, 2009 and 2008, and the consolidated statements of operations, comprehensive loss and deficit, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 2009

  •
  our auditors' report on the Company's Reconciliation to Accounting Principles Generally Accepted in the United States dated March 29, 2010

  •
  our Comments by Auditors for US Readers on Canada-US Reporting Differences, dated March 29, 2010

  •
  our Report of Independent Registered Public Accounting Firm dated March 29, 2010 on the Company's internal control over financial reporting as of December 31, 2009 each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2009. We also consent to the incorporation by reference of each of the above reports into the Company's Registration Statement on Form S-8, File No. 333-13766 and into the Company's Registration Statements on Form F-10, File Nos. 333-158082 and 333-164512.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada
March 31, 2010